Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted by §906 of the Sarbanes-Oxley Act of 2002, I, Sumit Aggarwal, Chief Executive Officer of Eloxx Pharmaceuticals, Inc. (the “Company”), hereby certify that, to the best of my knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and
2.
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 12th day of May, 2023.

/s/ Sumit Aggarwal
Sumit Aggarwal
Chief Executive Officer (Principal Executive Officer)